Press Release
Spirit Realty Capital, Inc. Announces
Third Quarter 2018 Financial and Operating Results
- Invested $229.1 million in acquisitions and revenue producing capital expenditures -
- Generated Net Income from Continuing Operations of $0.06 per share, FFO of $0.16 per share, and AFFO of $0.17 per share -
Dallas, TX - November 5, 2018 - Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a premier net-lease real estate investment trust ("REIT") that primarily invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the third quarter ended September 30, 2018.
THIRD QUARTER 2018 HIGHLIGHTS

•	Invested $229.1 million, including $223.9 million in acquisitions comprising 13 properties, with a weighted average lease term of 17.1 years.

•
Generated Income from Continuing Operations of $0.06 versus $0.01 per share, FFO of $0.16 versus $0.21 per share and AFFO of $0.17 versus $0.23 per share, in each case, compared to same quarter in 2017.

•	Real estate portfolio occupancy was 99.6% as of September 30, 2018.

•	Spirit's corporate liquidity was $650.6 million as of September 30, 2018, including availability under its unsecured line of credit and cash available for investment.

•	Adjusted Debt to Annualized Adjusted EBITDAre of 5.2x at September 30, 2018.
CEO COMMENTS
“We are pleased to report another consistent quarter, achieving all of our target operating, capital deployment and balance sheet metrics.  Most notably, we continue to steadily execute on our relationship-driven acquisition strategy, guided by our asset allocation tools. This quarter, we deployed approximately $229 million in capital, which added 13 properties to our portfolio with an economic yield of 7.88%. As we move into the fourth quarter, we remain focused on steady operations and executing our acquisition and disposition pipeline,” stated Jackson Hsieh, President and Chief Executive Officer of Spirit.

FINANCIAL RESULTS
Total revenues from continuing operations for the three months ended September 30, 2018 were $109.6 million compared to $108.7 million for the same period last year. Total revenues from continuing operations for the nine months ended September 30, 2018 were $315.6 million compared to $323.9 million for the same period last year.
Net income attributable to common stockholders was $27.5 million, or $0.06 per diluted share, for the three months ended September 30, 2018, compared to $5.3 million, or $0.01 per diluted share, for the same period last year. Net income attributable to common stockholders was $70.2 million, or $0.16 per diluted share, for the nine months ended September 30, 2018, compared to $41.4 million, or $0.09 per diluted share, for the same period last year.
FFO per diluted share was $0.16 and $0.21 for the three months ended September 30, 2018 and 2017, respectively. FFO per diluted share was $0.56 and $0.59 for the nine months ended September 30, 2018 and 2017, respectively.
AFFO was $73.0 million, or $0.17 per diluted share, for the three months ended September 30, 2018, compared to $104.5 million, or $0.23 per diluted share, for the same period last year. AFFO was $255.4 million, or $0.59 per diluted share, for the nine months ended September 30, 2018, compared to $301.6 million, or $0.64 per diluted share, for the same period last year.
The Board of Directors declared a quarterly cash dividend of $0.125 per share. The quarterly dividend was paid on October 15, 2018 to stockholders of record as of September 28, 2018.
THIRD QUARTER PORTFOLIO HIGHLIGHTS
During the three months ended September 30, 2018, Spirit invested $223.9 million in acquisitions comprising 13 properties and invested $5.2 million in revenue producing capital expenditures related to 13 existing properties. The acquisitions included five transactions that earn an initial weighted-average cash yield of approximately 6.78%, an economic yield of 7.88% and have an average lease term of 17.1 years.
The Company disposed of one vacant property for $3.7 million in gross proceeds.
As of September 30, 2018, Spirit's diversified real estate portfolio, comprised of 1,470 owned properties, was 99.6% occupied with a weighted average remaining lease term of 9.7 years.
YEAR-TO-DATE PORTFOLIO HIGHLIGHTS
During the nine months ended September 30, 2018, Spirit invested $226.5 million in acquisitions comprising 14 properties and invested $22.8 million in revenue producing capital expenditures related to 42 existing properties. The acquisitions included six transactions that earn an initial weighted-average cash yield of approximately 6.83%, an economic yield of 7.92% and have an average lease term of 17.1 years.
The Company disposed of 18 properties for $48.0 million in gross proceeds, including the sale of eight income producing properties for $13.7 million with a weighted average capitalization rate of 8.23%. Six of the remaining properties were transferred to CMBS lenders, resulting in the resolution of $56.2 million in secured debt.
BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•	Unencumbered Assets totaled $4.1 billion as of September 30, 2018, representing approximately 80% of Spirit's Real Estate Investment.

•
Adjusted Debt to Annualized Adjusted EBITDAre of 5.2x at September 30, 2018 (please note the definition of Adjusted EBITDAre has been revised this quarter and going forward to reflect adjustments made for income producing acquisitions and dispositions made during the quarter).

•	On November 2, 2018, Spirit exercised its option to extend the maturity date of the $420.0 million Term Loan to November 2, 2019.

•	As of November 2, 2018, Spirit had approximately $10.0 million in cash and cash equivalents and $626.5 million of available borrowing capacity under its unsecured line of credit.

•	As of November 2, 2018, Spirit had additional funds available for acquisitions of approximately $11.5 million in its 1031 Exchange and Spirit Master Trust Program release accounts.

•	As of November 2, 2018, our outstanding common share count is 428,476,552.
Definitions for non-GAAP measures can be found in the supplemental financial and operating report posted on Spirit's website along with this release. A reconciliation of FFO and AFFO to net income attributable to common stockholders is included in this document.
SHARE REPURCHASE PROGRAM
On May 1, 2018, Spirit's Board of Directors authorized a new share repurchase program, under which the Company may repurchase up to $250.0 million of its outstanding common stock. No shares have been repurchased under this new program.
2018 GUIDANCE
The Company maintains its previously stated full-year guidance for Spirit as a stand-alone entity, pro-forma for the distribution of Spirit MTA REIT ("SMTA"), as if the distribution had been effected as of January 1, 2018, and for Spirit, inclusive of its ownership in SMTA from January 1 through May 31, 2018:

•	AFFO of $0.75 to $0.76 per share (excluding severance charges),

•	Pro-forma AFFO of $0.67 to $0.68 per share (excluding severance charges),

•	Capital deployment of $450.0 million to $550.0 million (comprising acquisitions, revenue producing capital expenditures and stock repurchases),

•	Asset dispositions of $50.0 million to $100.0 million, and

•	Adjusted Debt to Annualized Adjusted EBITDAre of 5.2x to 5.4x.
The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains on debt extinguishment, impairments and other items that are outside the control of the Company.
EARNINGS WEBCAST AND CONFERENCE CALL TIME
The Company's third quarter 2018 earnings conference call is scheduled for Monday, November 5, 2018 at 10:00 a.m. Eastern Time. Interested parties can listen to the call via the following:

Internet:
The webcast link, as well as the dial-in information and other pertinent details relating to the earnings conference call can be located on the investor relations page of the Company's website at www.spiritrealty.com.

Phone:	(877) 407-9208 (Domestic) / (201) 493-6784 (International)
No access code required.

Replay:	Available through November 19, 2018 with access code 13684091
(844) 512-2921 (Domestic) / (412) 317-6671 (International)
SUPPLEMENTAL PACKAGE
A supplemental financial and operating report that contains non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.
ABOUT SPIRIT REALTY
Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in high-quality, operationally essential real estate, subject to long-term net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and data center properties.
As of September 30, 2018, our diversified portfolio was comprised of 1,523 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 28.7 million square feet, are leased to approximately 252 tenants across 49 states and 32 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.
INVESTOR CONTACT
Investor Relations
(972) 476-1403
InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual and future events or results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit’s continued ability to implement its business strategy and source new investments; risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of Spirit’s common stock, conditions of the equity and debt capital markets, and ability to access debt and equity capital markets, generally); Spirit’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit’s ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Spirit’s properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from Spirit’s expectations, dependence on tenants' financial condition and operating performance, competition from other developers, owners and operators of real estate, tenant defaults, potential liability relating to environmental matters, potential illiquidity of real estate investments, condemnations, and potential damage from natural disasters); the financial performance of Spirit’s tenants and the demand for retail and restaurant space, particularly with respect to challenges being experienced by general merchandise retailers; risks associated with Spirit’s failure or unwillingness to maintain its status as a REIT under the Internal Revenue Code of 1986, as amended; Spirit’s ability to diversify its tenant base; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit’s ability to manage its expanded operations, including Spirit Realty, L.P.'s external management of SMTA; uncertainties as to the impact of the spin-off by Spirit of the assets that collateralize Master Trust 2014, properties leased to Shopko, and certain other assets into Spirit MTA REIT on May 31, 2018 (“spin-off”) on Spirit's business; and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements are based on information that was available, and speak only, as of the date on which they were made. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix of the supplemental financial and operating report, which can be found in the investor relations page of our website.

SPIRIT REALTY CAPITAL, INC.
Consolidated Statements of Operations and Comprehensive Income
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Rentals	$97,311	$103,523	$290,549	$307,822
Interest income on loans receivable	1,121	865	2,410	2,392
Earned income from direct financing leases	465	483	1,395	1,613
Tenant reimbursement income	3,516	3,270	10,021	10,922
Related party fee income	6,750	—	8,969	—
Other income	481	580	2,298	1,139
Total revenues	109,644	108,721	315,642	323,888
Expenses:
General and administrative	11,033	12,712	39,843	46,789
Property costs (including reimbursable)	5,172	5,180	15,529	19,193
Real estate acquisition costs	26	177	143	851
Interest	24,784	29,948	71,385	85,805
Depreciation and amortization	40,379	43,318	121,015	130,634
Impairments	1,279	22,301	6,254	60,258
Total expenses	82,673	113,636	254,169	343,530
Income (loss) from continuing operations before other income and income tax expense	26,971	(4,915)	61,473	(19,642)
Other income:
Gain on debt extinguishment	—	1,792	27,092	1,769
Gain on disposition of assets	436	10,089	827	21,986
Preferred dividend income from SMTA	3,750	—	5,000	—
Total other income	4,186	11,881	32,919	23,755
Income from continuing operations before income tax expense	31,157	6,966	94,392	4,113
Income tax expense	(135)	(144)	(475)	(421)
Income from continuing operations	31,022	6,822	93,917	3,692
(Loss) income from discontinued operations	(966)	(1,500)	(15,979)	37,665
Net income and total comprehensive income	30,056	5,322	77,938	41,357
Dividends paid to preferred stockholders	(2,588)	—	(7,764)	—
Net income attributable to common stockholders	$27,468	$5,322	$70,174	$41,357

Net income per share attributable to common stockholders - diluted
Continuing operations	$0.06	$0.01	$0.20	$0.01
Discontinued operations	—	—	(0.04)	0.08
Net income per share attributable to common stockholders - diluted	$0.06	$0.01	$0.16	$0.09

Weighted average shares of common stock outstanding:
Basic	426,678,579	456,671,617	433,162,760	472,698,692
Diluted	427,890,152	456,671,617	433,940,701	472,698,692

SPIRIT REALTY CAPITAL, INC.
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Investments:
Real estate investments:
Land and improvements	$1,629,509	$1,598,355
Buildings and improvements	3,100,749	2,989,451
Total real estate investments	4,730,258	4,587,806
Less: accumulated depreciation	(589,599)	(503,568)
	4,140,659	4,084,238
Loans receivable, net	52,001	78,466
Intangible lease assets, net	302,954	306,252
Real estate assets under direct financing leases, net	24,809	24,865
Real estate assets held for sale, net	43,601	20,469
Net investments	4,564,024	4,514,290
Cash and cash equivalents	7,578	8,792
Deferred costs and other assets, net	112,149	121,949
Investment in Master Trust 2014	33,558	—
Preferred equity investment in SMTA	150,000	—
Goodwill	225,600	225,600
Assets related to SMTA Spin-Off	—	2,392,880
Total assets	$5,092,909	$7,263,511
Liabilities and stockholders’ equity
Liabilities:
Revolving Credit Facility	$157,000	$112,000
Term Loan, net	419,920	—
Senior Unsecured Notes, net	295,654	295,321
Mortgages and notes payable, net	465,433	589,644
Convertible Notes, net	726,261	715,881
Total debt, net	2,064,268	1,712,846
Intangible lease liabilities, net	123,613	130,574
Accounts payable, accrued expenses and other liabilities	99,670	131,642
Liabilities related to SMTA Spin-Off	—	1,968,840
Total liabilities	2,287,551	3,943,902
Commitments and contingencies
Stockholders’ equity:
Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both September 30, 2018 and December 31, 2017	166,177	166,193
Common stock, $0.01 par value, 750,000,000 shares authorized: 428,478,845 and 448,868,269 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	4,285	4,489
Capital in excess of common stock par value	4,989,804	5,193,631
Accumulated deficit	(2,354,908)	(2,044,704)
Total stockholders’ equity	2,805,358	3,319,609
Total liabilities and stockholders’ equity	$5,092,909	$7,263,511

SPIRIT REALTY CAPITAL, INC.
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)
FFO and AFFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to common stockholders (1)	$27,468	$5,322	$70,174	$41,357
Add/(less):
Portfolio depreciation and amortization	40,237	63,530	156,051	192,465
Portfolio impairments	1,279	37,737	17,197	88,109
Gain on disposition of assets	(436)	(8,707)	(553)	(40,197)
Total adjustments to net income	41,080	92,560	172,695	240,377
FFO attributable to common stockholders	$68,548	$97,882	$242,869	$281,734
Add/(less):
Gain on debt extinguishment	—	(1,792)	(26,729)	(1,770)
Real estate acquisition costs	26	196	482	773
Transaction costs	966	2,660	20,931	3,145
Non-cash interest expense	4,526	5,810	18,330	16,937
Accrued interest and fees on defaulted loans	286	1,344	1,137	2,917
Straight-line rent, net of related bad debt expense	(3,582)	(3,217)	(12,226)	(13,427)
Other amortization and non-cash charges	(892)	(743)	(1,586)	(2,447)
Non-cash compensation expense	3,084	2,339	12,189	13,778
Total adjustments to FFO	4,414	6,597	12,528	19,906
AFFO attributable to common stockholders	$72,962	$104,479	$255,397	$301,640

Dividends declared to common stockholders	$53,546	$82,062	$209,270	$251,606
Dividends declared as a percent of AFFO	73%	79%	82%	83%
Net income per share of common stock
Basic (2)	$0.06	$0.01	$0.16	$0.09
Diluted (2)	$0.06	$0.01	$0.16	$0.09
FFO per diluted share of common stock (2)	$0.16	$0.21	$0.56	$0.59
AFFO per diluted share of common stock (2)	$0.17	$0.23	$0.59	$0.64
Weighted average shares of common stock outstanding:
Basic	426,678,579	456,671,617	433,162,760	472,698,692
Diluted	427,890,152	456,671,617	433,940,701	472,698,692
(1) Included in general and administrative expenses for the nine months ended September 30, 2018 is $3.9 million of severance-related costs, comprised of $2.1 million of cash compensation and $1.8 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards in connection with the departure of two executive officers.
Included in general and administrative expenses for the nine months ended September 30, 2017 is $11.1 million of severance-related costs, comprised of $4.2 million of cash compensation and $6.9 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards in connection with the departure of one executive officer.
(2) For the three months ended September 30, 2018 and 2017, dividends declared to unvested restricted stockholders of $0.2 million and $0.3 million, respectively, and for the nine months ended September 30, 2018 and 2017, dividends declared to unvested restricted stockholders of $0.9 million and $0.7 million, respectively, are deducted from net income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.